UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events.

On March 6, 2019, Marriott International, Inc. (“we” or “us”) entered into a Terms Agreement with Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and the other Underwriters listed on Schedule I thereto (the “Terms Agreement,” which incorporates by reference the Underwriting Agreement General Terms and Provisions, dated June 9, 2006 (the “Underwriting Agreement”) (which we previously filed on June 14, 2006 as Exhibit 1.1 to our Current Report on Form 8-K)) to issue $300 million aggregate principal amount of our Floating Rate Series BB Notes due 2021 (the “Series BB Notes”) and $550 million aggregate principal amount of our 3.600% Series CC Notes due 2024 (the “Series CC Notes” and, together with the Series BB Notes, the “Notes”). On March 8, 2019, we received net proceeds of approximately $841 million from the offering of the Notes, after deducting the underwriting discount and estimated expenses of the offering. We expect to use these proceeds for general corporate purposes, which may include working capital, capital expenditures, acquisitions, stock repurchases or repayment of outstanding commercial paper or other borrowings.

We will pay interest on the Series BB Notes on March 8, June 8, September 8 and December 8 of each year, commencing on June 8, 2019. We will pay interest on the Series CC Notes on April 15 and October 15 of each year, commencing on October 15, 2019. The Series BB Notes will mature on March 8, 2021 and the Series CC Notes will mature on April 15, 2024. We may redeem the Series CC Notes, in whole or in part, at our option, under the terms provided in the applicable Form of Note.

We issued the Notes under an indenture dated as of November 16, 1998 with The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (the “Indenture”) (which we previously filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 1, 1999).

In connection with the public offering of the Notes, we filed a Prospectus dated February 15, 2018 and a Prospectus Supplement dated March 6, 2019 (the “Prospectus Supplement”) with the Securities and Exchange Commission, each of which forms a part of our Registration Statement on Form S-3 (Registration No. 333-223058) (the “Registration Statement”). We are filing the Terms Agreement, the Indenture Officers’ Certificate pursuant to Section 301 of the Indenture, the Forms of Notes, and a legal opinion of our counsel, Gibson, Dunn & Crutcher LLP, on the Notes as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits. We are filing the following exhibits with this report:

Exhibit 1.1	Terms Agreement, dated March 6, 2019, among Marriott International, Inc. and the Underwriters named therein.

Exhibit 4.1	Form of Note for the Floating Rate Series BB Notes due 2021.

Exhibit 4.2	Form of Note for the 3.600% Series CC Notes due 2024.

Exhibit 4.3	Indenture Officers’ Certificate (with respect to the Floating Rate Series BB Notes due 2021 and 3.600% Series CC Notes due 2024) pursuant to Section 301 of the Indenture, dated March 8, 2019.

Exhibit 5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated March 8, 2019.

Exhibit 23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.
Date: March 8, 2019

	By:	/s/ Bao Giang Val Bauduin
Bao Giang Val Bauduin
Controller and Chief Accounting Officer